UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010 (November 24, 2010)

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Floor 10, China Ruida Plaza
No. 74 Lugu Road
Shi Jingshan District
Beijing, People’s Republic of China 100040

Registrant’s telephone number, including area code (86)-10-8367-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2010, Telestone Technologies Corporation (the “Company”) consummated the transaction contemplated by the underwriting agreement (the “Underwriting Agreement”), dated November 24, 2010, with Roth Capital Partners, LLC and JMP Securities LLC (together, the “Underwriters”), related to a public offering of 1,675,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $12.00 per share less a 6% underwriting commission. The Company received net proceeds of approximately $18.5 million from the offering, after deducting underwriting discounts and estimated offering expenses.

Roth Capital Partners acted as the sole book-runner for the offering and JMP Securities acted as a co-manager. The Company has granted the Underwriters a 30-day option to purchase up to an additional 251,250 shares of common stock to cover over-allotments, if any.

The offering was made pursuant to the Company’s effective registration statements on Form S-3, as amended and supplemented (Registration Statement No. 333-165112) filed with the Securities and Exchange Commission. The Underwriting Agreement was filed as Exhibit 1.1 to the Company’s Amendment No. 2 to Form 8-K filed with the Securities and Exchange Commission on November 30, 2010, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESTONE TECHNOLOGIES CORPORATION

Dated: December 1, 2010	By:	/s/ Han Daqing
	Name:	Han Daqing
	Title:	Chief Executive Officer